UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) June 2, 2023

TAUTACHROME, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	84-2340972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Today, The Company announced its business going forward as a minority Company.

ARtelligence Holdings, Inc., f/k/a Tautachrome Inc. (our “Company”) being an African-American controlled and managed public company can bring numerous potential benefits to our shareholders. Here are a few:

•	Diverse Perspective: African-American leadership can offer unique insights and perspectives, enhancing decision-making processes and problem-solving abilities. This diversity of thought can lead to more innovative and effective strategies, giving our Company a competitive edge.
•	Enhanced Market Reach: By having African-American leadership, our Company can better connect with diverse customer bases. This can help expand our Company’s market reach, tap into new consumer segments, and foster stronger brand loyalty among underrepresented communities.
•	Increased Employee Engagement: A diverse leadership team can create a more inclusive and equitable work environment. When employees feel represented and valued, their morale and productivity tend to increase. This, in turn, can lead to lower turnover rates, improved employee retention, and a more motivated workforce.
•	Access to Government and Corporate Contracts and Programs: In some cases, companies with minority ownership or leadership may have access to government and corporate contracts, grants, or programs specifically designed to promote diversity and inclusion. These opportunities can provide additional revenue streams and potential growth avenues for our Company.
•	Positive Public Image and Reputation: Embracing diversity and promoting minority leadership can generate positive publicity and enhance our Company’s reputation. Many consumers, investors, and stakeholders prioritize diversity and social responsibility when making decisions, which can lead to increased trust and support for our Company.

Major corporations can reap several benefits from doing business with a public company that is controlled and managed by African-Americans. Here are some potential advantages:

•	Access to Diverse Networks: Partnering with our Company can provide major corporations with access to a broader network of contacts, suppliers, and potential customers within diverse communities. This expanded network can facilitate new business opportunities and market expansion.
•	Enhanced Reputation and Corporate Social Responsibility: Collaborating with our Company demonstrates a commitment to diversity, inclusion, and social responsibility. Such partnerships can enhance a major corporation’s reputation and improve its standing among customers, employees, investors, and the public.
•	Meeting Supplier Diversity Goals: Many corporations have supplier diversity programs and initiatives in place to support minority-owned businesses. By engaging with our Company, corporations can fulfill their supplier diversity requirements, thereby strengthening their own diversity goals and corporate social responsibility commitments.
•	Access to Niche Markets: Our Company has unique insights into underserved or niche markets, including communities and consumer segments that are often overlooked. Partnering with such our Company can help major corporations tap into these markets, leading to increased sales, market share, and customer loyalty.
•	Collaboration and Innovation: Working with our Company’s diverse business leaders can foster collaboration and innovation by bringing together different perspectives, experiences, and ideas. This diversity of thought can lead to creative problem-solving, product/service improvements, and competitive advantages.
•	Compliance with Regulations: In certain industries, government regulations and programs may require or incentivize corporations to engage with minority-controlled businesses. Partnering with our Company can help corporations comply with these regulations and access related benefits or opportunities.

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Ultimately, collaborating with our African-American controlled and managed public company can bring value through increased market reach, reputation enhancement, innovation, access to diverse networks, and alignment with corporate social responsibility goals.

ARtelligence Holdings, Inc., will endeavor to use its proprietary intellectual properties to develop and deploy trusted imagery for artificial intelligence (AI) and augmentative technologies in advertising and marketing, television and media programming, manufacturing, training, health, education, retail, real estate, and military intelligence and logistics.

We are focused on serving two distinct markets.

Market A is comprised of companies engaged in the design and development of artificial intelligence systems and software. Our intended offerings are:

•	AI Visual Thesauri
•	AI-Ethics Solutions

Market B is comprised of major companies with supplier diversity programs. Our intended offerings are:

•	FlexOpitX Exchange
•	Red Alert Network
•	Image Acquisition and Marketing Solutions

AI Visual Thesauri

A new division of ARtelligence Holdings, Inc., we intend to use our patented technologies and other proprietary processes, to provide trusted photographs to artificial intelligence (AI) developers for the creation and enhancement of visual thesauri. By offering a comprehensive database of high-quality and verified images, bearing our patented invisible watermarks , we will support AI algorithms in understanding and interpreting visual concepts accurately. Our mission is to enable AI systems to perceive the world in a more human-like manner, ultimately leading to improved applications in various industries, such as autonomous vehicles, robotics, e-commerce, and content generation.

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Market Analysis:

According to Grandview Research, the global deep learning market was valued at USD 49.6 billion in 2022 and is expected to expand at a compound annual growth rate (CAGR) exceeding 33.5% from 2023 to 2030.

The demand for high-quality photographs for AI development is growing exponentially as more industries integrate AI technologies into their operations. Visual thesauri, which serve as visual dictionaries for AI systems, require diverse and trustworthy images to accurately represent various objects, concepts, and scenarios. This demand presents a significant opportunity for our company to cater to AI developers, research institutions, and businesses seeking reliable visual datasets.

Product and Service Offering:

Our core offering will be curated collections of trusted photographs, bearing our patented watermark, that meet the specific requirements of AI developers. Our databases will encompass a wide range of categories, including but not limited to objects, scenes, activities, emotions, and environmental factors. Each photograph will undergo a rigorous verification process, ensuring accurate labeling, consistent quality, and freedom from bias. We will offer subscription-based access to our databases, allowing developers to integrate our photographs seamlessly into their AI systems.

Competitive Advantage:

Our competitive advantage lies in the trustworthiness, diversity, accuracy, and number of our photographs. By focusing on verification, we will differentiate ourselves from existing stock photography platforms, which may lack the necessary attention to detail required for AI development. Each original image will be recorded on the blockchain and will bear our corresponding, patented invisible watermark.

Our collections will be acquired from newspapers, magazines, institutions, government agencies, military organizations, and corporations to ensure that our visual thesauri reflect real-world scenarios accurately.

Furthermore, we will offer personalized support and consultation to our clients, assisting them in achieving their specific AI development goals.

Marketing and Sales Strategy:

We will employ a multi-faceted marketing and sales strategy to reach our target audience effectively:

•	Improve our website www.RegalPhotoArchive.com
•	Establish social media channels to showcase our database and attract potential customers.
•	Attend AI conferences, industry exhibitions, and developer communities to network with potential clients and raise awareness of our service.
•	Offer free trials and demonstrations to allow users to experience the quality and value of our trusted photographs.
•	Develop strategic partnerships with AI software companies, research institutions, and AI development communities to expand our customer base.

Operational Plan

Our operations will involve the following key activities:

•	Curating and expanding our photograph database by collaborating with professional photographers and subject matter experts.
•	Implementing a rigorous verification process to ensure accuracy, consistency, and authenticity of photographs.
•	Developing a user-friendly platform that allows easy access, search, and integration of our trusted photographs.
•	Providing customer support, personalized consultation, and technical assistance to our clients.

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Takeaway:

The demand for trusted photographs in AI development is a burgeoning market with significant growth potential. ARtelligence aims to position itself as a reliable and innovative provider of high-quality visual datasets, empowering AI developers to enhance their systems’ visual understanding. By focusing on authenticity, quality, and quantity of images taken from human activity, we will offer an essential resource to drive advancements in AI across various industries.

AI-Ethics Solutions

Our consulting practice, AI-Ethics Solutions, is a division of ARtelligence Holdings, Inc., an African-American controlled and managed public company. We are dedicated to providing ethical solutions for artificial intelligence (AI). With a firm commitment to diversity and inclusivity, we aim to address the pressing issues surrounding AI ethics and guide organizations towards responsible and equitable AI practices. By leveraging our expertise and fostering collaborative partnerships, we will assist clients in navigating the complex landscape of AI ethics, enabling them to make informed decisions that align with their values and societal impact.

AI-Ethics Solutions is a consulting practice specializing in AI ethics, founded and managed by African American professionals. We recognize the importance of diverse perspectives in shaping ethical frameworks for AI systems, and our team brings together a rich blend of expertise in AI, ethics, law, and social sciences. Our core values revolve around inclusivity, fairness, and transparency, ensuring that the voices of marginalized communities are heard and their interests are protected.

Market Analysis:

The global AI Governance Market size as per revenue was estimated to be worth $50 million in 2020 and is poised to reach $1,016 million by 2026, growing at a CAGR of 65.5%. [https://bit.ly/3N7HAft]. The demand for AI ethics consulting services is rapidly increasing as organizations realize the importance of responsible AI deployment. With growing public concern about biased algorithms, privacy violations, and algorithmic discrimination, businesses are seeking guidance to ensure ethical and accountable AI practices. Furthermore, regulatory bodies are tightening regulations related to AI, further emphasizing the need for ethical compliance. Our target market includes technology companies, government agencies, non-profit organizations, and academic institutions.

Services Offered:

AI-Ethics Solutions will offer a comprehensive range of AI ethics consulting services tailored to meet the unique needs of each client. Our services include:

a. Ethical AI Framework Development: Assisting organizations in establishing robust ethical guidelines and principles for AI development, deployment, and use.

b. Bias Assessment and Mitigation: Conducting audits and assessments to identify and rectify biases in AI systems, ensuring fairness and equity.

c. Privacy and Data Protection: Guiding clients on best practices to safeguard sensitive data, ensuring compliance with relevant regulations.

d. Algorithmic Transparency and Explainability: Helping organizations understand and communicate how AI systems make decisions, promoting transparency and accountability.

e. Impact Assessments: Evaluating the potential social, economic, and ethical impact of AI systems on diverse stakeholders.

f. Training and Education: Providing workshops and training sessions to enhance AI ethics literacy within organizations.

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Competitive Analysis:

While there are a few consulting firms specializing in AI ethics, there is a significant market opportunity for AI-Ethics Solutions due to our unique perspective and focus on diversity. Our African American ownership and management provide us with a competitive advantage, allowing us to bring underrepresented voices to the forefront of AI ethics discussions. By prioritizing inclusion, we aim to establish long-term partnerships with clients who value a comprehensive and socially responsible approach to AI.

Marketing and Sales Strategy:

To establish our presence and attract clients, we will implement the following marketing and sales strategies:

a. Branding and Online Presence: Developing a compelling brand identity, including a professional website, social media presence, and thought leadership content.

b. Networking and Partnerships: Engaging with industry experts, organizations, and academic institutions to build strategic partnerships and expand our network.

c. Thought Leadership: Publishing whitepapers, blog articles, and participating in conferences and industry events to position [Name] as a trusted authority in AI ethics.

d. Referral Program: Encouraging satisfied clients to refer our services to their professional network, offering incentives for successful referrals.

e. Client-Centric Approach: Tailoring our services to meet specific client needs and providing exceptional customer service to foster long-term relationships.

Operations and Management:

AI-Ethics Solutions will be headquartered in Atlanta, a strategic location with access to AI technology hubs and a diverse talent pool. Our team will consist of AI ethics experts, data scientists, ethicists, and business professionals. The management team will oversee day-to-day operations, client engagements, and strategic planning. We will leverage modern collaboration tools, organizational development design, and project management software to ensure efficient workflow and effective communication within the organization.

Social Impact and Corporate Responsibility:

AI-Ethics Solutions is committed to making a positive social impact beyond our consulting services. We will actively engage with local communities, support initiatives promoting diversity and inclusion in tech, and invest in mentorship programs for underrepresented individuals aspiring to enter the AI field. We will also advocate for policy changes that foster equitable AI practices and collaborate with relevant organizations to address the broader societal challenges associated with AI ethics.

Takeaway:

AI-Ethics Solutions is poised to become a leading consulting practice in AI ethics, offering specialized expertise and a commitment to diversity and inclusivity. By focusing on ethical AI frameworks, unbiased algorithms, transparency, and social impact, we will empower organizations to navigate the AI landscape responsibly and contribute to a more equitable future. Through strategic partnerships, exceptional service delivery, and a dedication to corporate responsibility, we will build a reputable brand that stands at the forefront of AI ethics consulting.

Yield OptiX Exchange

A division of ARtelligence Holdings, Inc., a public company, Involved with the investment management of images. This division will essentially be engaged in sale/license-back transactions. Each collection of acquired images is placed into a special purpose vehicle (I-SPV). Selected corporations purchase a I-SPV and license the image collection to our company. Our company will use the licensed images in the activities of its several divisions. The license fee will be an exchange of the images for a noncumulative, nonvoting, nonconvertible perpetual preferred stock.

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The Market Analysis, Competitive Advantage, Marketing and Sales Strategy, and Operational Plan are part of our PXR Tactical Platform trade secret and, consequently, will not be disclosed.

Red Alert Network

This division of ARtelligence Holdings, Inc., intends to sell capture substantial advertising contracts from the targeted Market B clients Advertising is about distribution. We will offer what no other advertising and marketing company has: a seamless solution comprising an exclusive nationwide broadcast network, broadband Internet network, streaming, and blockchain services.

Red Alert Channel

•	24/7/365 programming will focus exclusively on safety, security, and sustainability related news, information, and infotainment.
•	We will acquire long-term and exclusive broad exploitation rights for finished and broken-series programs across key genres that relate to safety, security, and sustainability.
•	300 broadcast stations digital subchannels, covering the entire United States, each under a Time Brokerage Agreement
•	Viewers’ experience will be enhanced through continually improving streaming and digital interactivity via our proprietary apps.

Branded Streaming

•	As a part of the bundle services, each client gets a “Netflix-like” streaming service
•	Each streaming service will be labeled with the client’s brand or the brand of a featured product (e.g.: P>V; TargetTV; GMTV)
•	Programming will feature news, information, and sports from the Red Alert Channel.
•	Company-oriented programming will have information on products, company safety videos, interviews with C Suite executives, and feature stories about employees and their families
•	Product placements will be embedded into the programming
•	Company advertising will run at the beginning of each program
•	Platform serves as the company’s newsletter
•	The service will be marketed by our client companies exclusively to their employees
•	Employees can get bonuses for qualified (“company connected”) subscriber referrals.
•	Streaming fees run to programming and maintenance
•	Our Market B companies have approximately 7,000,000 employees.

The Market Analysis, Competitive Advantage, Marketing and Sales Strategy, and Operational Plan are part of our PXR Strategic Platform trade secret and, consequently, will not be disclosed.

Image Acquisition and Marketing Solutions

A division of ARtelligence Holdings, Inc., a public company, Image Acquisition and Marketing Solutions (IAMS) aims to revolutionize the advertising and marketing industry by acquiring photographs from various sources, including newspapers, magazines, institutions, government agencies, and corporations. We will leverage these high-quality images to create compelling advertising and marketing campaigns for our clients. With a focus on creativity, innovation, and ethical image usage, IAMS is poised to become a leader in the industry.

IAMS will operate as a full-service image acquisition and marketing agency, providing end-to-end solutions for our clients with multi-platform services, including our patented ARknet technology. Our team of experienced professionals will identify, acquire, and curate a diverse collection of photographs from reputable sources, ensuring legal compliance and obtaining proper permissions when necessary. These images will form the foundation of our unique advertising and marketing campaigns.

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Market Analysis:

The advertising and marketing industry continues to evolve, placing a growing emphasis on visual storytelling. Clients are increasingly seeking captivating images that resonate with their target audience. IAMS aims to meet this demand by offering a vast array of images acquired from diverse sources, catering to a wide range of industries and demographics. Our target market includes businesses across various sectors, including but not limited to fashion, travel, technology, and lifestyle.

Services

IAMS will provide the following services:

a. Image Acquisition: Our team will actively search and acquire high-quality images from newspapers, magazines, institutions, government agencies, and corporations. We will establish partnerships with these entities to gain access to their extensive archives.

b. Image Curation: We will curate a comprehensive collection of photographs, ensuring relevance and diversity. Our curation process will focus on capturing the essence of each image, aligning with client objectives, and adhering to legal and ethical standards.

c. Advertising and Marketing Campaigns: IAMS will leverage the acquired images to develop tailored advertising and marketing campaigns for our clients. Our creative team will craft visually appealing and emotionally compelling campaigns that effectively communicate our clients’ messages.

d. Licensing and Permissions: We will handle the necessary licensing and permissions for image usage, ensuring compliance with copyright laws and intellectual property rights. This will protect our clients from legal issues and safeguard their reputation.

Competitive Analysis:

While there are existing image acquisition and marketing companies, IAMS will differentiate itself through a combination of factors:

Extensive Network:

Our established partnerships with newspapers, magazines, institutions, government agencies, and corporations will provide us with a competitive edge, granting access to exclusive and diverse image collections.

Creative Excellence:

IAMS will employ a team of talented professionals with expertise in visual storytelling and marketing strategy. Their innovative approach will enable us to deliver unique and impactful campaigns that stand out in the market.

Legal Compliance:

We will prioritize legal compliance and ethical image usage. By obtaining proper permissions and licensing, IAMS will ensure that our clients’ campaigns are not compromised by copyright infringement concerns.

Marketing and Sales:

To attract clients, IAMS will implement the following strategies:

•	Targeted Marketing: We will utilize digital marketing channels to reach potential clients, including social media platforms, search engine optimization (SEO), and email campaigns. We will highlight the benefits of our curated image collection and our ability to create captivating campaigns.
•	Networking and Partnerships: We will actively engage with industry associations, attend trade shows, and build relationships with advertising agencies and marketing professionals to expand our client base.
•	Demonstrating Expertise: Through thought leadership content, including blog posts, white papers, and webinars, we will position IAMS as an authority in the industry, showcasing our expertise and unique approach.

Takeaway:

Image Acquisition and Marketing Solutions (IAMS) is positioned to disrupt the advertising and marketing industry by acquiring photographs from various reputable sources and utilizing them in innovative campaigns. With a focus on creativity, legality, and client satisfaction, we aim to become the go-to solution for businesses seeking visually compelling marketing materials.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME, INC.

Date: June 2, 2023	By:	/s/ Timothy Holly
Timothy Holly
CEO

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